UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2019

Commission File Number 001-36501

THE MICHAELS COMPANIES, INC.

A Delaware Corporation

37-1737959
IRS Employer Identification No. 37-1737959

 8000 Bent Branch Drive

Irving, Texas  75063

(972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.06775 par value	MIK	Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐



If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2019 annual meeting of stockholders (the “Annual Meeting”) of The Michaels Companies, Inc. (the “Company”) was held on June 11,  2019. A total of 153,716,671 shares were present or represented by proxy, representing approximately 97.21% of all shares entitled to vote at the Annual Meeting. The matters presented for a vote and the related results are as follows:

1.	Election of Directors

Proposal one was the election of ten nominees to serve as directors of the Company each for a term of one year. The results of the vote were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joshua Bekenstein	108,692,527	35,451,346	9,572,798
Mark S. Cosby	141,861,092	2,282,781	9,572,798
Ryan Cotton	131,057,349	13,086,524	9,572,798
Monte E. Ford	142,689,623	1,454,250	9,572,798
Karen Kaplan	142,634,099	1,509,774	9,572,798
Matthew S. Levin	128,574,338	15,569,535	9,572,798
John J. Mahoney	141,438,064	2,705,809	9,572,798
James A. Quella	132,744,688	11,399,185	9,572,798
Beryl B. Raff	141,893,068	2,250,805	9,572,798
Peter F. Wallace	130,533,520	13,610,353	9,572,798

Pursuant to the foregoing votes, the ten nominees listed above were elected to serve on the Company’s Board of Directors. There were no additional director nominations brought before the Annual Meeting.

2.	Ratification of the Independent Registered Public Accountants

Proposal two was the ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the current fiscal year. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
150,520,706	2,851,877	344,088	0

Pursuant to the foregoing vote, the ratification of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the current fiscal year was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.
By:	/s/ Navin Rao
Navin Rao
Vice President and Secretary

Date: June 13, 2019